CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment 1 to Registration Statement No. 333-138648 on Form N-1A of our report dated December 7, 2007, relating to the financial statements and financial highlights of American Funds Target Date Retirement Series, Inc., comprising the American Funds 2050 Target Date Retirement Fund,  American Funds 2045 Target Date Retirement Fund,  American Funds 2040 Target Date Retirement Fund,  American Funds 2035 Target Date Retirement Fund,  American Funds 2030  Target Date Retirement Fund,  American Funds 2025 Target Date Retirement Fund,  American Funds 2020 Target Date Retirement Fund,  American Funds 2015 Target Date Retirement Fund and American Funds 2010 Target Date Retirement Fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings “Financial highlights” in the Prospectuses and “Independent registered public accounting firm” and “Prospectuses, reports to shareholders and proxy statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
December 27, 2007